Exhibit 26(c)(vi)

Amendment No. 2 and Novation to the amended and

restated Principal Underwriting Agreement dated May 1, 2007.

AMENDMENT NO. 2 AND NOVATION TO THE

AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

Amendment dated May 1, 2007 to the Amended and Restated Principal Underwriting Agreement, dated as of January 25, 2005, by and between AFSG Securities Corporation (“AFSG”) and Transamerica Financial Life Insurance Company (“TFLIC”) (the “Agreement”).

WHEREAS, effective May 1, 2007, Transamerica Capital, Inc. (“TCI”) is the new provider for all underwriting and primary distribution activities for variable life insurance and annuity contracts (“Contracts”) and the separate investment accounts (“Account(s)”) issued by TFLIC, located at 4333 Edgewood Road N.E. Cedar Rapids, IA 52499.

WHEREAS, effective May 1, 2007, there is a Novation of parties to the Agreement, whereby AFSG is replaced by affiliate TCI.

WHEREAS, effective May 1, 2007, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

NOW, THEREFORE, in consideration of the above premises and of the mutual promises contained herein and the mutual benefits to be derived herefrom, AFSG, TCI and TFLIC (the “parties”), intending to be legally bound, hereby agree as follows:

1.        Agreement Remains Effective. Unless expressly modified by this Amendment and Novation, all terms and conditions contained in the Agreement shall remain in effect accordance with the terms of the Agreement.

2.        Amendment of Introductory Paragraph. All references to AFSG throughout the Agreement shall be changed to TCI to reflect the Novation herein.

3.        Entire Agreement and Modification. This Amendment and Novation and the Agreement contain the entire understanding and agreement between the parties hereto and supersede all prior or contemporaneous agreements relative to the subject matter of the Agreement. This Amendment and the Agreement may not be amended, modified, supplemented or changed, in any respect whatsoever, except by a written agreement duly executed by the parties.

IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Amendment and Novation on the dates indicated.

TRANSAMERICA CAPITAL, INC.	TRANSAMERICA FINANCIAL
LIFE INSURANCE COMPANY

By:    By:

Rob Frederick	Darin D. Smith

Title: Executive Vice President	Title:	Assistant Vice President
and Chief Operating Officer

AFSG SECURITIES CORPORATION

By: __________________________

Lisa A. Wachendorf

Title: Vice President and

Chief Compliance Officer

EXHIBIT A

Separate Accounts

Separate Account VA BNY

Separate Account VA GNY

Separate Account VA HNY

Separate Account VA QNY

Separate Account VA WNY

Separate Account VA-5NLNY

Separate Account VA-6NY

Separate Account VA-2LNY

Separate Account VL BNY

TFLIC Separate Account C

TFLIC Separate Account VNY

TFLIC Series Annuity Account

AUSA Endeavor Target Account